EXHIBIT 2

MUSTANG CAPITAL MANAGEMENT LLC ("MUSTANG CAPITAL"), JEFFERY G. DAVIS, DAVID E. FANTA, PETER O. HAEG AND JOHN K. H. LINNARTZ (COLLECTIVELY, THE "NOMINEES" AND TOGETHER WITH MUSTANG CAPITAL, THE "PARTICIPANTS") INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF FURMANITE CORPORATION (THE "COMPANY") FOR USE AT THE COMPANY'S 2015 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING WHITE PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/.

Mustang Capital Management, LLC (“Mustang Capital”), together with the other participants named herein (collectively, “Mustang”), intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and an accompanying WHITE proxy card to be used to solicit votes for the election of a slate of director nominees at the 2015 annual meeting of stockholders of Furmanite Corporation (the “Company”).

The Participants in this solicitation are Mustang Capital, Jeffery G. Davis ("Mr. Davis"), David E. Fanta, Peter O. Haeg ("Mr. Haeg") and John K. H. Linnartz ("Mr. Linnartz").

As of the date hereof, Mustang Capital beneficially owns 1,239,000 shares of Common Stock, consisting of 1,000 shares of Common Stock owned directly in record name and 1,238,000 shares of Common Stock held in certain managed accounts. Mr. Linnartz, as the managing member of Mustang Capital, may be deemed to beneficially own the 1,239,000 shares of Common Stock beneficially owned by Mustang Capital. As of the date hereof, Mr. Linnartz directly owns 211,000 shares of Common Stock. Mr. Linnartz may also be deemed to beneficially own the 1,100 shares of Common Stock owned directly by his wife. As of the date hereof, Mr. Haeg does not directly own any shares of Common Stock. Mr. Haeg, as co-managing partner of Farnam Street Partners LP, may be deemed to beneficially own the 412,190 shares of Common Stock beneficially owned by Farnam Street Partners LP. As of the date hereof, Mr. Davis directly owns 6,000 shares of Common Stock.